Exhibit 99.1

Pacer International, Inc.

Schedule of Unaudited Selected Quarterly Financial Data

(in millions)

	1Q02	2Q02	3Q02	4Q02	2002	1Q03	2Q03	3Q03	4Q03	2003
Gross Revenue
Wholesale Segment	$215.8	$208.0	$203.1	$227.2	$854.1	$226.7	$217.1	$220.1	$259.2	$923.1
Retail Segment	197.7	222.0	220.8	242.0	882.5	202.4	217.3	221.5	231.1	872.3
Intersegment Elimination	(31.1)	(28.9)	(32.4)	(36.0)	(128.4)	(33.2)	(30.4)	(29.3)	(34.0)	(126.8)

Consolidated Gross Revenue	$382.4	$401.1	$391.5	$433.2	$1,608.2	$395.9	$404.0	$412.3	$456.3	$1,668.6

Net Revenue
Wholesale Segment	$55.8	$54.5	$56.7	$60.7	$227.7	$63.7	$58.0	$60.2	$71.9	$253.8
Retail Segment	27.8	30.3	31.4	34.0	123.5	30.8	31.9	30.3	28.1	121.1

Consolidated Net Revenue	$83.6	$84.8	$88.1	$94.7	$351.2	$94.5	$89.9	$90.5	$100.0	$374.9

Income from Operations
Wholesale Segment	$12.5	$14.5	$18.1	$15.6	$60.7	$16.8	$17.9	$19.5	$25.2	$79.4
Retail Segment	4.3	4.9	6.0	5.0	20.2	4.7	4.9	3.4	0.3	13.3
Corporate	(1.1)	(1.6)	(3.6)	(0.5)	(6.8)	(2.8)	(3.3)	(3.6)	(3.8)	(13.5)

Consolidated Income from Operations	$15.7	$17.8	$20.5	$20.1	$74.1	$18.7	$19.5	$19.3	$21.7	$79.2

Secondary Offering Costs							0.9	0.3		1.2

Consolidated Income from Operations
Adjusted to Exclude Secondary Offering Costs	$15.7	$17.8	$20.5	$20.1	$74.1	$18.7	$20.4	$19.6	$21.7	$80.4

1/	Data reflects the movement of the Company’s cartage operations from the retail segment to the wholesale segment. This reclassification had no effect on the consolidated results of operations of the Company.